Exhibit 99(a)(5)(k)

业务合作协议

BUSINESS COOPERATION AGREEMENT

本业务合作协议（“本协议”）由以下各方于2019年 9 月 16 日在____订立:

This Business Cooperation Agreement (the “Agreement”) is entered into in ____ as of September 16, 2019 by and among the following parties:

(1)	耀世星辉新文娱（北京）科技有限公司（“外资企业”），一家根据中华人民共和国（“中国”）法律在中国北京注册成立的外商独资企业，地址为北京市顺义区高丽营镇文化营村北(临空二路1号科技创新功能区)。外资企业的股权由Glory Star New Media Group Limited（“最终控股股东”），一家在开曼群岛获豁免的有限责任公司，最终实益持有100%；

Glory Star New Media (Beijing) Technology Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China” or “PRC”), under the PRC laws; its address is North of Cultural Camp Village, Gaoliying Town, Shunyi District, Beijing (Science and Technology Innovation Zone, No.1 Linkong Second Road). WFOE’s 100% equity is ultimately and beneficially held by Glory Star New Media Group Limited (the “Ultimate Controlling Shareholder”), a limited liability company exempted in the Cayman Islands;

(2)	星璀璨国际传媒（北京）有限公司(“星璀璨”),一家根据中国法律在中国北京注册成立的内资公司, 地址为北京市朝阳区光华路5号院3号楼2层201内19室；和

Xing Cui Can International Media (Beijing) Co., Ltd. (the “Xing Cui Can”), a domestic company registered in Beijing, China, under the PRC laws; its address is Room 19 inside 201, 2nd Floor, Building 3, No.5 Guanghua Road, Chaoyang District, Beijing; and

(3)	张兵，一名中国公民，身份证号为430104196710302635（“股东一”）；

Zhang Bing, a PRC resident (ID No.: 430104196710302635) (the “Shareholder A”);

陆伽，一名中国公民，身份证号为110101198012262512（“股东二”）；

Lu Jia, a PRC resident (ID No.: 110101198012262512) (the “Shareholder B”);

张冉，一名中国公民，身份证号为110108198006286344（“股东三”）；

Zhang Ran, a PRC resident (ID No.: 110108198006286344) (the “Shareholder C”);

贺一星，一名中国公民，身份证号为230103196905085593（“股东四”）；

He Yixing, a PRC resident (ID No.: 230103196905085593) (the “Shareholder D”);

张荣辉，一名中国公民，身份证号为110108196911060733（“股东五”）；

Zhang Ronghui, a PRC resident (ID No.: 110108196911060733) (the “Shareholder E”);

林晖，一名中国公民，身份证号为310110196801157015（“股东六”）；

Lin Hui, a PRC resident (ID No.: 310110196801157015) (the “Shareholder F”)

金晖，一名中国公民，身份证号为31010919680401521X（“股东七”）；

Jin Hui, a PRC resident (ID No.: 31010919680401521X) (the “Shareholder G”)

郦韩英，一名中国公民，身份证号为330625197107244426（“股东八”）；

Li Hanying, a PRC resident (ID No.: 330625197107244426) (the “Shareholder H”);

张颖豪，一名中国公民，身份证号为441900198702090177（“股东九”）；

Zhang Yinghao, a PRC resident (ID No.: 441900198702090177) (the “Shareholder I”);

肖建聪，一名中国公民，身份证号为142623198012123419（“股东十”，与股东一、股东二、股东三、股东四、股东五、股东六、股东七、股东八和股东九合称为“股东”）；

Xiao Jiancong, a PRC resident (ID No.: 142623198012123419) (the “Shareholder J”, and together with the shareholders aforementioned, the “Shareholder”);

（以上外资企业、星璀璨和股东单独称为“一方”，合称为“各方”）。

(Each of the WFOE, Xing Cui Can and the Shareholder, a “Party”, and collectively the “Parties”).

序言

RECITALS

(1)	鉴于，股东持有星璀璨100%的股权（星璀璨的具体股东持股情况详见附件）；

WHEREAS, the Shareholder holds 100% shares in Xing Cui Can (see Schedule attached hereto for details of specific holdings for the Shareholder of Xing Cui Can)；

(2)	鉴于，外资企业从事文化传媒及电子商务及相关技术服务业务，并在文化传媒、电子商务及相关技术服务方面已经具备了相关专业能力和实践经验；

WHEREAS, the WFOE engages in the business of culture & media, e-commerce and related technical services, and has the relevant expertise and practical experience in the development of culture & media, e-commerce and the provision of related technical services;

(3)	鉴于，星璀璨在中国从事文化传媒及电子商务业务；

WHEREAS, Xing Cui Can engages in the business of culture & media and e-commerce in China;

(4)	鉴于，外资企业与星璀璨在2019年 9 月 16 签署了一份《独家服务总协议》（“服务协议”），根据该协议星璀璨应向外资企业支付服务费；及

WHEREAS, the WFOE has entered into a Master Exclusive Service Agreement (the “Service Agreement”) dated September 16, 2019 with Xing Cui Can, pursuant to which the WFOE is entitled to receive service fees from Xing Cui Can; and

(5)	鉴于，股东直接或间接持有星璀璨100%的股权。

WHEREAS, the Shareholder directly or indirectly holds 100% shares in Xing Cui Can.

有鉴于此，基于本协议中包含的各项前提、声明、保证、承诺和约定，各方愿意受其法律约束，并达成如下约定：

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

协议

AGREEMENT

1.	不作为承诺

Negative Covenants

为确保星璀璨履行其与外资企业所签服务协议和/或其他协议项下的义务，股东和星璀璨连带作出同意并承诺，未获外资企业的书面同意，星璀璨不得进行、股东亦应促使星璀璨不得进行，任何会对其资产、义务、权利或经营产生重大影响的交易，包括但不限于：

To ensure that Xing Cui Can perform its obligations under the Service Agreement and/or other agreements executed with the WFOE, the Shareholder and Xing Cui Can jointly and severally, agree and covenant that, without obtaining the WFOE’s written consent, Xing Cui Can shall not, and the Shareholder shall cause Xing Cui Can not to, engage in any transaction which may materially affect its asset, obligation, right or operation, including but not limited to:

(a)	其各自正常业务范围未涵盖的活动，或从事与其过往经营不一致的业务活动。或直接或间接经营除星璀璨营业执照及经营许可证之许可范围之外的业务，或在中国境内直接或间接经营与外资企业业务相竞争的业务，包括投资于经营与外资企业业务相竞争的业务的实体，或经营外资企业书面同意范围之外的其他业务；

any activities not within its normal business scope, or operating its business in a way that is inconsistent with its past practice, or directly or indirectly engaging in business which is not be permitted by business license, or directly or indirectly engaging in business which competes with the business of the WFOE within China (including investing any entity whose business competes with the business of WFOE), or engaging in any other business without WFOE`s written consent.

(b)	合并、整合、兼并、收购、和主要业务及资产的重组以及以任何形式进行收购或投资；

merger, reorganization, acquisition or restructuring of its principal business or assets, or acquisition or investment in any other form;

(c)	向第三方提供、向第三方借入任何贷款、信贷或承担任何债务，正常经营过程中发生的除外；

offering any loan to any third party, incurring any debt from any third party, or assuming any debt other than in the ordinary course of business;

(d)	雇佣、变更或辞退任何董事或高管人员；

engaging, changing or dismissing any director or any senior management officer;

(e)	向第三方出售、或从第三方获得、抵押/质押、许可第三方使用或以其他方式处置任何有形或无形资产，正常经营过程中发生的除外；

selling to or acquiring from any third party, mortgaging/pledging, licensing or disposing of in other ways any tangible or intangible assets, other than in the ordinary course of business;

(f)	发生、继承、担保或承受任何债务(但不包括在正常业务过程中发生的债务)或使用其资产向第三方提供担保或以其他形式提供保证，或在其资产上设置任何权利负担；

incurring, inheriting, assuming or guaranteeing any debt that are not incurred during the ordinary course of business, using its assets to provide security or other forms of guarantees to any third party, or setting up any other encumbrances over its assets;

(g)	对其章程和内部细则进行补充、变更或修改，增减其注册资本或通过其他方式变更其注册资本结构；

making any supplement, amendment or alternation to its articles of association and bylaws, increasing or decreasing its registered capital or changing the structure of its registered capital in other manners;

(h)	以任何方式进行股息、股权权益或举办人权益的分配，但在外资企业书面要求时，星璀璨应立即向股东分配全部或部分可分配利润，然后再由股东立即并无条件地将上述分配支付或转移至外资企业；

making distribution of dividend or share interest or sponsorship interest in whatever ways, provided that upon the WFOE’s written request, Xing Cui Can shall immediately distribute part or all distributable profits to its shareholder who shall in turn immediately and unconditionally pay or transfer to the WFOE any such distribution;

(i)	签署任何重大合同（就本段而言，重大合同的标准由外资企业自行判断）;

executing any material contract (for purpose of this subsection, the WFOE may define a material contract at its sole discretion);

(j)	通过任何方式出售、转让、抵押或处置其业务或收入中的法定或受益权益，或允许设置任何相关的担保权益；

selling, transferring, mortgaging or disposing of in any manner any legal or beneficial interest in its business or revenues, or allowing the encumbrance thereon of any security interest;

(k)	解散、清算和分配剩余财产；或

dissolution, conducting liquidation and distributing the residual assets; or

(l)	促使其任何分支机构（如有）或子公司发生上述行为。

causing any of its branches(if any) or subsidiaries to engage in any of the foregoing.

2.	业务经营和人员安排

Business Operation and Personnel Arrangement

2.1	星璀璨同意并向外资企业承诺，星璀璨和股东将促使星璀璨（i）接受外资企业就星璀璨的人员安排和调任、日常运营、股息分配和财务管理系统所提出的建议，且星璀璨将相应地严格遵守和履行；（ii）谨慎、有效地经营星璀璨公司业务和处理公司事务，按照良好的财务和商业标准及实务维持星璀璨的存续；（iii）在经营星璀璨全部业务的正常运营过程中，一直保持星璀璨的资产价值，不得采取可能对星璀璨业务状况和资产价值产生不利影响的任何行为/不作为；（iv）在外资企业提出要求时提供有关星璀璨业务经营和财务状况的相关资料；（v）如外资企业要求，为星璀璨的资产和业务从符合外资企业要求的保险公司处购买并持有保险，保险金额和险种应符合同类公司购买的金额和种类；（vi）如发生或可能发生与星璀璨的资产、业务或收入相关的任何诉讼、仲裁或行政程序，立即通知外资企业；及（vii）为保持星璀璨对其全部资产的所有权，应签署全部必要或适当的文件，采取全部必要或适当的行为，提交全部必要或适当的控告，或针对全部索赔提出必要和适当的抗辩。

Xing Cui Can agrees and covenants to the WFOE that Xing Cui Can and the Shareholder shall cause Xing Cui Can to, i) accept suggestions raised by the WFOE over the employee engagement and replacement, daily operation, dividend distribution and financial management systems of Xing Cui Can, and Xing Cui Can shall strictly abide by and perform accordingly; ii) maintain the existence of Xing Cui Can in accordance with good financial and business standards and practices by prudently and effectively operating its business and handling its affairs; iii) operate all of Xing Cui Can’s businesses during the ordinary course of business to maintain the asset value of Xing Cui Can and refrain from any action/omission that may adversely affect Xing Cui Can’s operating status and asset value; iv) provide the WFOE with information on Xing Cui Can’s business operations and financial condition at WFOE’s request; v) if requested by the WFOE, procure and maintain insurance in respect of Xing Cui Can’s assets and business from an insurance carrier acceptable to the WFOE, at an amount and type of coverage typical for companies that operate similar businesses; vi) immediately notify the WFOE of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to Xing Cui Can’s assets, business or revenue; and vii) execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defenses against all claims so as to maintain the ownership by Xing Cui Can of all of its assets.

2.2	星璀璨的董事、总经理、首席财务官和其他高级管理人员的选任应当满足外资公司提出的资格要求，并须经外资公司明确同意。

The election and appointment of directors, general manager, chief financial officer and other senior management members of Xing Cui Can shall be subject to satisfaction of the qualification requirements put forward by the WFOE and shall require the explicit consent of the WFOE.

2.3	若外资企业同意任命的上述董事或高管人员辞职，或外资企业提出关于人员调任或辞退方面的建议，股东、星璀璨应根据外资企业的建议调任或辞退相关人员并应指派符合外资企业要求的其他人选继任该职位。

If any of the above directors or senior management members as approved by the WFOE resigns from the relevant position, or if the WFOE raises any suggestions over the replacement or dismissal of any of said persons, the Shareholder or Xing Cui Can, as the case may be, shall replace or dismiss such person upon the WFOE’s suggestions, and shall appoint any other person who satisfies the WFOE’s requirements to hold such position.

3.	其他安排

Other Arrangements

鉴于(i)外资企业及其关联方已通过服务协议与星璀璨建立了业务关系，且(ii) 星璀璨进行的日常业务活动，将对星璀璨向外资企业或其关联方支付服务费用的能力产生重大影响，股东同意，除非外资企业要求：

Given (i) that the business relationship between the WFOE (together with its affiliates) and Xing Cui Can has been established through the Service Agreement and (ii) that the daily business activities of Xing Cui Can will have a material impact on Xing Cui Can’s ability to pay the payables to the WFOE or its affiliates, the Shareholder agrees that, unless required by the WFOE:

(a)	不得通过任何股东决定、或以其他方式要求星璀璨向股东分配任何利润、资金、资产或财物；及

Each of the Shareholder shall not make any shareholder’s decision to, or otherwise request Xing Cui Can to, distribute any profits, funds, assets or property to the Shareholder; and

(b)	不得通过任何股东决定、或以其他方式要求星璀璨就股东所持的股权分派任何股息或进行其他方式的分配；但若星璀璨向股东进行股息分配或以其他方式进行分配，股东应于分配发生时立即且无条件向外资企业支付或转让其作为星璀璨的股东从星璀璨获得的任何股息或其他分配。

Each of the Shareholder shall not make any shareholder’s decision to, or otherwise request Xing Cui Can to, issue any dividends or other distributions with respect to the shares of Xing Cui Can held by the Shareholder; provided, however, if any dividends or other distributions are distributed to the Shareholder by Xing Cui Can, the Shareholder shall immediately and unconditionally pay or transfer to the WFOE any and all dividends or other distributions in whatsoever form obtained from Xing Cui Can as shareholder of Xing Cui Can at the time such distributions arise.

4.	转让

Assignments

未获外资企业的事先书面同意，股东和星璀璨不得向任何第三方转让其各自在本协议项下的权利和义务。股东和星璀璨在此共同同意，外资企业可以其完全自主判断自行转让其在本协议下的权利和义务，且仅需向星璀璨和股东发出书面通知。

The Shareholder and Xing Cui Can shall not assign their respective rights and obligations under this Agreement to any third party without the prior written consent of the WFOE. The Shareholder and Xing Cui Can hereby jointly agree that the WFOE may assign its rights and obligations under this Agreement as the WFOE may decide at its sole discretion and such transfer shall only be subject to a written notice sent to Xing Cui Can and the Shareholder.

本协议规定的权利和义务对各方的受让人、继承人、配偶、监护人、债权人或者任何其他有权对星璀璨之股权主张权利或者利益的其他人具有法定约束力，且无论该等权利和义务的转让是由接管、重组、继承、转让、死亡、丧失行为能力、破产、离婚或其他原因导致。

Rights and obligations under this Agreement shall be legally binding upon any assignees, successors, spouse, guardians and creditors of the Parties hereof or any other person that may be entitled to assume rights and interests in the shares of Xing Cui Can, no matter such assignment of obligations and rights is caused by takeover, restructuring, succession, assignment, death, incapacity, bankruptcy, divorce or any other reason.

5.	陈述和保证

Representations and Warranties

股东和星璀璨特此向外资企业陈述和保证，截至本协议签署日：

The Shareholder and Xing Cui Can hereby represent and warrant to the WFOE as of the date of this Agreement, that:

5.1	其有完全的法律行为能力和授权签署本协议，且具有履行本协议项下义务的能力；

Each of the Shareholder and Xing Cui Can has full legal capacity and authorizations to execute and deliver this Agreement, and to perform their respective obligations under this Agreement;

5.2	其在本协议中承担的义务及责任为合法的、有效的、具有约束力的，并可按其条款强制执行；

The obligations and responsibilities of each of the Shareholder and Xing Cui Can in this Agreement are legal, valid, binding and enforceable in accordance with its terms;

5.3	签署和交付本协议以及履行其项下的任何义务，不会：(i) 导致违反任何相关的中国法律；(ii) 与星璀璨的公司章程、内部细则或其他组织文件抵触；(iii) 导致违反其订立或对其具有约束力的任何合同或文件，或构成该等合同或文件项下的违约；(iv) 导致违反向其发放的任何证照或许可的任何发放条件和/或持续有效的条件；及 (v) 导致向其发放的任何证照或许可被吊销、没收或附加额外条件；

The execution and delivery of this Agreement and the performance of any obligations under this Agreement: (i) do not cause any violation of any applicable PRC laws; (ii) are not inconsistent with the articles of association, bylaws or other organizational documents of Xing Cui Can; (iii) do not cause the violation of any contracts or instruments to which they are a party or which are binding on them, or constitute any breach under any contracts or instruments to which they are a party or which are binding on them; (iv) do not cause any violation of any condition for the grant and/or continued effectiveness of any licenses or permits issued to any of them; and (v) do not cause the suspension or revocation of or imposition of additional conditions to any licenses or permits issued to any of them;

5.4	在任何股东发生死亡，丧失行为能力或发生其他可能影响其持有或行使其持有的星璀璨的股权的情况下，相关股东的（i）任意继承人或（ii）根据该等股东签署的《股东承诺函》由外资企业指定的自然人或法人（“指定受让人”）将被视为本协议的签署一方，承担相关在本协议下的所有权利和义务。如发生任何继承或《股东承诺函》项下的股权转让，股东将办理一切必要的手续并采取一切必要的行动以促使该等股权转让获取所需的政府审批（如适用）。

In the event of death, incapacity or other conditions may affect the holding or exercise of Shareholder’s equity shares in Xing Cui Can, (i) any one of the heirs of the relevant shareholder or (ii) the person or legal person designated by the WFOE (the “Designated Transferee”) according to Shareholders Commitment Letter issued by the relevant Shareholder will be regard as the a party to this Agreement and enjoy the rights and assume the obligations under this Agreement. In the event of any inheritance or equity transfer under the Shareholders Commitment Letter, the Shareholder shall go through all necessary formalities and take all necessary actions to facilitate the transfer of such equity to obtain the required government approval (if applicable).

6.	完整协议和协议修改

Entire Agreement and Amendment to Agreement

6.1	本协议及本协议中明确提及或包含的全部约定和/或文件构成关于本协议标的事项的完整协议，并取代各方此前就本协议标的事项达成的所有口头约定、合同、谅解和交流。

This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by the Parties with respect to the subject matter of this Agreement.

6.2	对本协议的任何修改应以书面方式作出，并仅在本协议各方签字后方生效。由各方正式签署的修改协议或补充协议构成本协议的组成部分，与本协议具有同等法律效力。

Any modification of this Agreement shall be made in a written form and shall only become effective upon execution by all Parties of this Agreement. Modifications and supplements to this Agreement duly executed by the Parties shall be parts of this Agreement and shall have the same legal effect as this Agreement.

6.3	如美国全国证券交易商协会自动报价表（“纳斯达克”）或其他监管机构或交易所对本协议提出任何修改意见，或纳斯达克上市规则或相关要求发生任何与本协议有关的变化，各方应据此对本协议进行修订。

If National Association of Securities Dealers Automated Quotations(“NASDAQ”) or any other regulatory authorities or stock exchanges introduce any amendments to this Agreement, or any changes on NASDAQ Listing Rules or applicable regulations relating to this Agreement, the parties shall revise this Agreement accordingly.

7.	管辖法律

Governing Law

本协议受中国法律管辖且据其进行解释。

This Agreement shall be construed in accordance with and governed by the PRC laws.

8.	争议解决

Dispute Resolution

因本协议产生或与本协议相关的任何争议或主张应由各方通过友好协商的方式解决。如果各方未能解决争议，应将争议提交到上海国际经济贸易仲裁委员会，由上海国际经济贸易仲裁委员会按照申请仲裁时该仲裁委员会有效的仲裁规则仲裁解决。仲裁地为上海。仲裁庭或仲裁员有权依照本协议项下条款和适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（例如，就商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对星璀璨之股权或土地资产的救济措施和针对星璀璨的清算令。仲裁裁决具终局性且对各方都有约束力。

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, such dispute shall be submitted to the Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration and the place of arbitration shall be in Shanghai. The arbitral tribunal or the arbitrators shall have the authority to award any remedy or relief in accordance with the terms of this Agreement and applicable PRC laws, including provisional and permanent injunctive relief (such as injunctive relief with respect to the conduct of business or to compel the transfer of assets), specific performance of any obligation created hereunder, remedies over the shares or land assets of Xing Cui Can and winding up orders against Xing Cui Can. The arbitral award shall be final and binding upon all Parties.

在适用的中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，协议各方均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，各方达成共识在不违反适用法律的前提下，纽约法院、开曼群岛法院、中国法院和星璀璨主要资产所在地的法院均应被视为具有管辖权。

To the extent permitted under applicable PRC laws, each of the Parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction in support of the arbitration when formation of the arbitral tribunal is pending or under appropriate circumstances. For this purpose, the Parties agree that, to the extent not against applicable laws, the courts of New York, the courts of the Cayman Islands, the courts of PRC and the courts of the places where the principal assets of Xing Cui Can are located, shall all be deemed to have jurisdiction.

9.	损害和赔偿

Indemnities and Remedies

9.1	如一方违反本协议，则该方应就违反本协议而给任何其他方造成的损失、损害、责任、被索赔损失等（“损失”）依照该等其他方的要求立即予以赔偿，但如果任何其他方遭受的损失系由于该其他方或该其他方的董事、管理人员、雇员或者代理自身的故意行为不当、违反法律、违约行为、重大过失等原因造成的，则违约方无需对该其他方予以赔偿。

Any Party shall forthwith on demand indemnify any other Parties against any claim, loss, liability or damage (“Loss”) incurred as a consequence of any breach by such Party of this Agreement provided that no Party shall be liable to indemnify any other Party for any Loss to the extent that such Loss arises from the willful misconduct, breach of applicable law, regulation or contractual obligation or from the material negligence of such other Party or its directors, officers, employees, or agents.

9.2	各方同意本协议终止或失效时，本条仍然有效。

The Parties agree that this section shall survive the termination or expiration of this Agreement.

10.	保密条款 Confidentiality

10.1	各方同意对就履行本协议而获得的机密数据和信息（合称“保密信息”）尽力采取各种合理措施予以保密。未经保密信息提供方的事先书面同意，保密信息接受方不得向任何第三方披露、提供或转让该等保密信息。一旦本协议终止，保密信息接受方应将载有保密信息的任何文件、资料或软件根据保密信息提供方要求归还，或予以销毁，并从所有相关记忆装置中删除所有保密信息，且不得继续使用这些保密信息。

Parties agrees to take all reasonable steps to protect and maintain the confidentiality of the confidential data and information received in connection with the performance of this Agreement (collectively, the “Confidential Information”). The Confidential Information receiving party shall not disclose, give or transfer any Confidential Information to any third party without the prior written consent from the Confidential Information providing party. Upon termination of this Agreement, the Confidential Information receiving party shall, at the Confidential Information providing party’s request, return any and all documents, information or software containing any of such Confidential Information to the Confidential Information providing party or destroy it, and delete all of such Confidential Information from any memory devices, and cease to use such Confidential Information.

10.2	双方同意本协议终止或失效时，本条仍然有效。

The Parties agree that this section shall survive the termination or expiration of this Agreement.

11.	生效日和期限

Effective Date and Term

11.1	本协议于文首所载之日生效。

This Agreement shall be effective as of the date first set forth above.

11.2	本协议在星璀璨存续期间持续有效，除非根据第12条规定终止。

This Agreement shall remain effective as long as Xing Cui Can exists unless terminated as provided in Section 12.

11.3	本协议由于任何原因提前终止并不免除本协议终止前发生的任何违约责任。本协议终止前所产生的应付服务费应在本协议终止之日起15个工作日内支付。

The Termination of this Agreement for any reason does not relieve any liability arising from the breach of contract prior to the termination of this Agreement. The service fee payable before the termination shall be paid within 15 working days from the date of termination.

12.	终止

Termination

12.1	股东和星璀璨均不得终止本协议。本协议在以下任何情况下终止，1）外资企业可随时于提前三十(30)天的书面通知星璀璨和股东后终止本协议；2）根据《独家购股权协议》，股东持有的星璀璨之股权已全部转让给外资企业和/或外资企业指定的第三方。

Neither of the Shareholder and Xing Cui Can shall have the right to terminate this Agreement. This Agreement shall be terminated i) by the WFOE at any time with thirty (30) days advance written notice to Xing Cui Can and the Shareholder; or ii) upon the transfer of all the shares held by the Shareholder to the WFOE and/or a third party designated by the WFOE pursuant to the Exclusive Option Agreement.

13.	通知

Notices

13.1	任何一方按本协议规定发出的通知或其他通信应以英文或中文书写，并可以专人递送、挂号邮寄、邮资预付邮寄、或受承认的专递服务或发送传真的形式发送到有关各方不时指定的收件地址。通知被视为实际送达的日期，应按如下方式确定：(a) 专人递送的通知，专人递送当日即视为已实际送达；(b)用信函发出的通知，则在邮资付讫的航空挂号信寄出日（依邮戳为准）后的第十（10）天，即视为已实际送达，或在送交国际认可的专递服务公司后的第四（4）天，即视为已实际送达；以及(c)用传真发送的通知，在有关文件的传送确认单上所显示的接收时间，即视为已实际送达。

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when a notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the postage prepaid registered airmail is posted (as evidenced by the postmark), or on the fourth (4th) day after the date when the notice is delivered to an internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon receipt as evidenced by the time shown in the transmission confirmation for the relevant documents.

13.2	为通知的目的，各方地址如下：

For the purpose of notification, the addresses of the Parties are as follows:

公司：	耀世星辉新文娱（北京）科技有限公司

Company:	Glory Star New Media (Beijing) Technology Co., Ltd.

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人：	唐庆飞

Recipient:	Qingfei Tang

公司：	星璀璨国际传媒（北京）有限公司

Company:	Xing Cui Can International Media (Beijing) Co., Ltd.

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

收件人：	唐庆飞

Recipient:	Qingfei Tang

姓名：	张兵

Name:	Zhang Bing

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	陆伽

Name:	Lu Jia

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	张冉

Name:	Zhang Ran

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	贺一星

Name:	He Yixing

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	张荣辉

Name:	Zhang Ronghui

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	林晖

Name:	Lin Hui

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	金晖

Name:	Jin Hui

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	郦韩英

Name:	Li Hanying

地址：	中国北京市朝阳区驼房营路8号新华科技大厦B座22层

Address:	22nd Floor, Block B, Xinhua Technology Building, No. 8 Tuofangying Road, Chaoyang District, Beijing, China

姓名：	张颖豪

Name:	Zhang Yinghao

地址：	中国广东省东莞市万江区官桥滘龙湾公园正门

Address:	Guanqiao Jiaolongwan Park, Wanjiang district, Dongguan, Guangdong, China

姓名：	肖建聪

Name:	Xiao Jiancong

地址：	中国北京市海淀区北四环西路58号理想国际大厦18层

Address:	18th Floor, Iideal International Building, No. 58 North Fourth Ring West Road, Haidian District, Beijing, China

任何一方均可按本条条款通过向另一方发出通知随时更改其通知的收件地址。

Any Party may change the address at any time by giving notice to other parties in accordance with the terms of this Section.

14.	可分割性

Severability

如果本协议项下的任何条款因与有关法律不一致而无效或不可执行，则该条款仅在有关法律的管辖范围之内被视为无效或不可执行，并且本协议其他条款的有效性, 合法性和可强制执行性不受其影响。

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

15.	文本

Counterparts

本协议由协议各方签署十三份正本，外资企业、股东和星璀璨各执一份，其余由外资企业持有，所有正本具有同等法律效力。本协议可以一份或多份副本形式签署。

This Agreement shall be executed in thirteen originals by all Parties, with each of the WFOE, the Shareholder, and Xing Cui Can holding one original and the WFOE holding the rest. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

16.	语言

Languages

本协议英文和中文文本具有同等法律效力。若英文和中文文本有不一致，以中文为准。

Both English and Chinese language versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[后附签字页Signature Pages Follow]

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

耀世星辉新文娱（北京）科技有限公司

Glory Star New Media (Beijing) Technology Co., Ltd.

授权代表：

Authorized Representative:

签字/Signature:	/s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

星璀璨国际传媒（北京）有限公司

Xing Cui Can International Media (Beijing) Co., Ltd.

授权代表

Authorized Representative:

签字/Signature:	/s/ [Illegible]

盖章：（公章）

Seal: (Seal)

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张兵

Zhang Bing

签字/Signature:	/s/ Zhang Bing

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

陆伽

Lu Jia

签字/Signature:	/s/ Lu Jia

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张冉

Zhang Ran

签字/Signature:	/s/ Zhang Ran

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

贺一星

He Yixing

签字/Signature:	/s/ He Yixing

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张荣辉

Zhang Ronghui

签字/Signature:	/s/ Zhang Ronghui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

林晖

Lin Hui

签字/Signature:	/s/ Lin Hui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

金晖

Jin Hui

签字/Signature:	/s/ Jin Hui

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

郦韩英

Li Hanying

签字/Signature:	/s/ Li Hanying

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

张颖豪

Zhang Yinghao

签字/Signature:	/s/ Zhang Yinghao

有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

肖建聪

Xiao Jiancong

签字/Signature:	/s/ Xiao Jiancong

附件

Schedule

星璀璨股东情况

Holdings of the Shareholder

序号 Number	股东名称 Name	认缴注册资本 （元） Subscription of Registered Capital (RMB)	持股比例 Shareholding Ratio
1	张兵Zhang Bing	3,232,800	53.50%
2	陆伽 Lu Jia	2,155,200	35.67%
3	张冉 Zhang Ran	612,000	10.13%
4	张荣辉 Zhang Ronghui	6,020	0.10%
5	贺一星 He Yixing	6,020	0.10%
6	林晖Lin Hui	6,020	0.10%
7	金晖 Jin Hui	6,024	0.10%
8	郦韩英 Li Hanying	6,024	0.10%
9	张颖豪 Zhang Yinghao	6,024	0.10%
10	肖建聪 Xiao Jiancong	6,024	0.10%
合 计 Sum		6,042,156	100.00%